UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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ARCHER-DANIELS-MIDLAND COMPANY

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ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

April 15, 2015

Re:	2015 Annual Meeting of Stockholders – Exercise Your Right to Vote

Dear Fellow Stockholder:

This letter is a reminder to exercise your right to vote your shares of Archer-Daniels-Midland Company (the “Company”) stock at the Company’s 2015 annual meeting of stockholders. You previously received a copy of the proxy materials for the annual meeting, including the Company’s 2014 annual report, proxy statement, and a proxy card or voting instruction form. You are encouraged to read the proxy statement in its entirety, which can be accessed at www.adm.com/proxy.

The Company encourages you to vote according to the Board of Directors’ recommendations as follows:

•	FOR each of the nominees for director.

•	FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2015.

•	FOR the approval of the advisory resolution on the compensation of the Company’s named executive officers, as disclosed in the proxy statement.

•	FOR the proposal to reapprove the material terms of the Company’s Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.

•	AGAINST the stockholder proposal requesting an independent board chairman.

With respect to the stockholder proposal requesting an independent board chairman, the Board believes that the proposal is not in the best interests of the Company or its stockholders and recommends a vote against the proposal for the following reasons:

•	Implementing the proposal would deprive the Board of flexibility in structuring the Board’s leadership.

•	Requiring the chairman to be independent would prohibit the Company’s current chairman, Patricia A. Woertz, from serving in that role at a critical time as the Company manages the transition of the chief executive officer role to Juan R. Luciano.

•	The Board believes it and the Company are functioning effectively under the current leadership structure.

•	In accordance with the Company’s Corporate Governance Guidelines, the Board’s independent directors annually elect an independent Lead Director when the chairman is not independent, and the Lead Director is entrusted with significant rights and responsibilities.

•	The Company’s overall governance structure supports independent Board operation, including the Board’s Audit, Compensation/Succession, and Nominating/Corporate Governance Committees being composed solely of independent directors, 11 of the Board’s 13 directors being independent, and the Board’s independent directors regularly meeting in executive session.

Your vote is important regardless of the number of shares you own. We encourage you to vote your shares promptly to ensure they are voted at the annual meeting. As a reminder, you can vote your shares using the internet or by telephone. Please follow the instructions on the proxy card or voting instruction form to vote your shares today.

If you need any assistance in voting your shares, please call our proxy solicitor, Georgeson Inc., toll free at 866-413-5899.

Sincerely,

D. C. FINDLAY

SECRETARY